Exhibit 99.1

For Immediate Release

July 26, 2012

For More Information

Trisha Voltz Carlson

SVP, Investor Relations Manager

504.299.5208

trisha.carlson@hancockbank.com

Hancock reports second quarter 2012 financial results

GULFPORT, Miss. (July 26, 2012) — Hancock Holding Company (Nasdaq: HBHC) today announced financial results for the second quarter of 2012. Operating income for the second quarter of 2012 was $47.0 million or $.55 per diluted common share, compared to $40.5 million, or $.47 in the first quarter of 2012. Operating income was $26.6 million, or $.48, in the second quarter of 2011. Operating income is defined as net income excluding tax-effected merger-related costs and securities transactions gains or losses. Included in the financial tables is a reconciliation of net income to operating income.

Hancock’s return on average assets, excluding merger-related costs and securities transactions gains or losses, was 1.00% for the second quarter of 2012, compared to 0.85% in the first quarter of 2012, and 0.92% in the second quarter a year ago.

Net income for the second quarter of 2012 was $39.3 million, or $.46 per diluted common share, compared to $18.5 million, or $.21 in the first quarter of 2012. Net income was $12.1 million, or $.22, in the second quarter of 2011. Pre-tax earnings for the second and first quarters of 2012 included merger-related costs of $11.9 million and $33.9 million, respectively. Pre-tax merger costs for the second quarter of 2011 totaled $22.2 million.

The Company’s pre-tax, pre-provision profit for the second quarter of 2012 was $75.8 million compared to $69.2 million in the first quarter of 2012 and $49.5 million in the second quarter of 2011. Pre-tax pre-provision profit is total revenue (TE) less non-interest expense and excludes merger-related costs and securities transactions gains or losses. Included in the financial tables is a reconciliation of net income to pre-tax, pre-provision profit.

“Second quarter operating results improved 17% linked-quarter on a per share basis and were in line with our expectations and guidance” said Hancock’s President and Chief Executive Officer Carl J. Chaney. “The Company’s fundamentals remain strong and we are pleased to have reported a 1% operating ROA for the quarter. We will continue to focus on improving that return through increasing loan volumes, developing additional revenue opportunities and achieving additional expense synergies.”

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Hancock reports second quarter 2012 financial results

July 26, 2012

On June 4, 2011, Hancock completed its acquisition of Whitney Holding Corporation (“Whitney”) headquartered in New Orleans, Louisiana. The impact of the acquisition is reflected in the Company’s financial information from the acquisition date. Under purchase accounting, the Whitney balance sheet was recorded at fair value at acquisition date.

Highlights & Key Operating Items from Hancock’s Second Quarter Results

Total assets at June 30, 2012, were $18.8 billion, compared to $19.3 billion at March 31, 2012.

Loans

Total loans at June 30, 2012 were $11.1 billion, a slight decrease of $52 million, or less than 1%, from March 31, 2012. Adjusting for a $46 million decline in the FDIC covered Peoples First portfolio during the second quarter, total loans were virtually unchanged compared to March 31, 2012.

During the second quarter net growth in commercial and industrial (C&I), residential mortgage and consumer loans was offset by net reductions in commercial construction and land development (C&D) and commercial real estate (CRE) credits.

The growth in the C&I portfolio reflected activity mainly in western Louisiana, Tampa and Greater New Orleans. The increase in the consumer portfolio was related to indirect and home equity lending campaigns kicked off during the quarter.

The decline in C&D and CRE loans reflects ongoing payoffs and scheduled repayments within those portfolios, a portion of which were rated as problem credits. There have been limited opportunities for new project financing for these types of credits in today’s environment.

Over $400 million of new loans were funded in markets throughout the company’s footprint from both existing and new customers. The environment to generate new loans remains competitive. However, the pipeline for new originations is strong and management remains cautiously optimistic there will be net loan growth in the second half of 2012.

For the second quarter of 2012, average total loans were $11.1 billion, a decrease of $53 million, compared to the first quarter of 2012.

Deposits

Total deposits at June 30, 2012 were $14.9 billion, down $502 million, or 3%, from March 31, 2012. Average deposits for the second quarter of 2012 were $15.2 billion, down $159 million, or 1%, from the first quarter of 2012.

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Hancock reports second quarter 2012 financial results

July 26, 2012

Noninterest-bearing demand deposits (DDAs) totaled $5.0 billion at June 30, 2012, down approximately $200 million, or 4%, compared to March 31, 2012. DDAs comprised 34% of total period-end deposits at June 30, 2012, unchanged from March 31, 2012. Interest bearing transaction and savings deposits totaled $5.9 billion at June 30, 2012, down approximately $120 million, or 2%, linked-quarter. The redeployment of temporary excess liquidity in a few customer relationships accounted for approximately half of the declines in DDAs and interest-bearing transaction deposits during the second quarter of 2012.

Interest-bearing public fund deposits were down $65 million linked-quarter reflecting the seasonal nature of these types of deposits.

Time deposits (CDs) totaled $2.5 billion at June 30, 2012, down $116 million compared to $2.6 billion at March 31, 2012. During the second quarter, approximately $745 million of time deposits matured at an average rate of 1.09%, of which approximately 70% renewed at an average cost of 0.48%. The opportunity to reprice CDs at significantly lower rates over the near term has largely been eliminated.

Asset Quality

The Company’s allowance for loan losses was $140.8 million at June 30, 2012, compared to $142.3 million at March 31, 2012. The ratio of the allowance for loan losses to period-end loans was 1.27% at June 30, 2012, virtually unchanged from March 31, 2012.

Hancock recorded a total provision for loan losses for the second quarter of 2012 of $8.0 million, down from $10.0 million in the first quarter of 2012. The provision for non-covered loans declined to $7.0 million in the second quarter of 2012 from $8.4 million in the first quarter of 2012. During the second quarter of 2012, the Company recorded a $5.1 million increase in the allowance for losses related to impairment of certain pools of covered loans, with a related increase of $4.1 million in the Company’s FDIC loss share indemnification asset. The net impact on provision expense from the covered portfolio was $1.0 million in the second quarter, compared to $1.6 million for the first quarter of 2012.

Net charge-offs from the non-covered loan portfolio in the second quarter of 2012 were $10.2 million, or ..37% of average total loans on an annualized basis. This compares to net non-covered loan charge-offs of $7.1 million, or .25% of average total loans, for the first quarter of 2012. A portion of the charge-offs on impaired loans had been specifically reserved for in previous quarters.

The allowance calculated on the portion of the loan portfolio that excludes covered loans and loans acquired at fair value in the Whitney merger totaled $81.4 million, or 1.40% of this portfolio at June 30, 2012 and $84.5 million, or 1.55% at March 31, 2012. This ratio will tend to decline as the proportion of this portfolio representing new business from Whitney’s operations grows, other factors held constant.

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Hancock reports second quarter 2012 financial results

July 26, 2012

Non-performing assets (NPAs) totaled $271 million at June 30, 2012, down $17 million from $288 million at March 31, 2012. Non-performing assets as a percent of total loans and foreclosed assets was 2.42% at June 30, 2012, compared to 2.55% at March 31, 2012. The decrease in overall NPAs mainly reflects the net reduction in ORE and foreclosed assets during the quarter, including sales of bank branches closed at the completion of the systems integration in March 2012. Non-performing loans exclude loans from Whitney’s and Peoples First’s acquired credit-impaired loan portfolios that were recorded at estimated fair value at acquisition and are accreting interest income.

Management expects the provision and other asset quality measures will remain within the range of the results reported over the past few quarters. Additional asset quality metrics for the acquired (Whitney), covered (Peoples First) and originated (Hancock legacy plus Whitney non-acquired loans) portfolios are included in the financial tables.

Net Interest Income

Net interest income (TE) for the second quarter of 2012 was $180.3 million, a slight improvement over the first quarter of 2012. The $1 million increase is mainly related to the impact of the reduction in overall funding cost during the quarter. Average earning assets were $16.2 billion in the second quarter of 2012, down $74 million, or less than 1%, from the first quarter of 2012.

The net interest margin (TE) was 4.48% for the second quarter of 2012, up 5 basis points (bps) from 4.43% in the first quarter of 2012. The margin continued to be favorably impacted by a shift in funding sources and a decline in funding costs (6bps), offset by a decline in the securities portfolio yield (9bps). Management expects the reported net interest margin will remain relatively stable over the next couple of quarters.

Non-interest Income

Non-interest income totaled $63.6 million for the second quarter of 2012, up $2.1 million, or 3%, from $61.5 million in the first quarter of 2012.

Service charges on deposits totaled $20.9 million for the second quarter of 2012, up $4.6 million from the first quarter of 2012. In conjunction with the core systems integration in March 2012, the Company began offering new and standardized products and services across its footprint. These product changes accounted for the majority of the increase linked-quarter.

Trust fees totaled $8.0 million for the second quarter of 2012, down from $8.7 million in the first quarter of 2012. As noted last quarter, a one-time event associated with the trust systems conversion at year-end 2011 increased first quarter results. Excluding the impact of that event, trust fees were up slightly linked-quarter.

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Hancock reports second quarter 2012 financial results

July 26, 2012

Insurance fees were $4.6 million for the second quarter, up $1.1 million linked-quarter. The increase mainly reflected annual policy renewals during the quarter. Fees from secondary mortgage operations were $3.0 million for the second quarter, down $1.0 million linked-quarter. The decrease reflects a lower volume of mortgages being sold into the secondary market due, in part, to some increased emphasis on originations to be held in the loan portfolio.

Management expects the overall level of fee income to decline in the third quarter of 2012 reflecting, in part, the impact of the restrictions from the Durbin amendment on Hancock Bank. The Durbin restrictions began impacting Hancock Bank on July 1, 2012, and are expected to result in a loss of fee income of approximately $2.5 million per quarter. The restrictions began impacting Whitney Bank in October 2011.

Non-interest Expense & Taxes

Operating expense for the second quarter of 2012 totaled $168.1 million, down $3.5 million from the first quarter of 2012. Operating expense excludes merger-related costs. Amortization of intangibles totaled $7.9 million during the second quarter, down from $8.3 million in the first quarter of 2012.

Total personnel expense was $89.3 million in the second quarter of 2012, a decrease of $2.5 million from the first quarter of 2012. The linked-quarter decrease reflects a reduction in quarterly payroll taxes and the reduction in force associated with the core systems conversion and branch consolidations in mid-March. These declines were partly offset by the Company’s annual merit increase and recent strategic new hires.

Merger-related costs for the second quarter of 2012 totaled $11.9 million pre-tax. Merger-related expenses incurred to-date total approximately $133 million. Included in merger-related costs during the second quarter of 2012 were expenses associated with professional fees, contract cancellations, personnel costs and data processing expenses.

Management expects additional cost savings will continue to be generated over the third and fourth quarters of 2012, and is reiterating its total noninterest expense guidance for the fourth quarter of 2012 of $149 million to $153 million, excluding amortization of intangibles.

The effective income tax rate for the second quarter of 2012 was 26%, up from 17% in the first quarter of 2012. Management expects the full year 2012 reported tax rate to approximate 25%. The effective income tax rate continues to be less than the statutory rate of 35%, due primarily to tax-exempt income and tax credits.

Capital

Common shareholders’ equity totaled $2.4 billion at June 30, 2012. The Company remained well-capitalized and improved its tangible common equity ratio to 8.72% at June 30, 2012, up from 8.27% at March 31, 2012. Additional capital ratios are included in the financial tables.

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Hancock reports second quarter 2012 financial results

July 26, 2012

During the second quarter the Company announced a tender offer for up to $75 million of Whitney Bank subordinated notes. A total of $150 million in subordinated notes were issued by Whitney National Bank in March 2007 at a rate of 5.875%. In July 2012, the Company completed the tender and successfully repurchased approximately $52 million of the Whitney subordinated notes at a premium of $5.2 million. The transaction will be included in third quarter 2012 results.

Conference Call

Management will host a conference call for analysts and investors at 9:00 a.m. Central Time Friday, July 27, 2012 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock’s website at www.hancockbank.com. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through August 3, 2012 by dialing (855) 859-2056 or (404) 537-3406, passcode 96892404.

About Hancock Holding Company

Hancock Holding Company, the parent company of Hancock Bank and Whitney Bank, operates a combined total of nearly 260 full-service bank branches and more than 350 ATMs across a Gulf south corridor comprising South Mississippi; southern and central Alabama; southern Louisiana; the northern, central, and Panhandle regions of Florida; and Houston, Texas. The Hancock Holding Company family of financial services companies also includes Hancock Investment Services, Inc.; Hancock Insurance Agency and Whitney Insurance Agency, Inc.; and corporate trust offices in Gulfport and Jackson, Miss., New Orleans and Baton Rouge, La., and Orlando, Fla.; and Harrison Finance Company. Additional information is available at www.hancockbank.com and www.whitneybank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.

Forward-looking statements that we may make include, but may not be limited to, comments with respect to loan growth, deposit trends, credit quality trends, net interest margin trends, future expense levels (including merger costs and cost synergies), projected tax rates, economic conditions in our markets, future profitability, purchase accounting impacts such as accretion levels, and the financial impact of regulatory requirements such as the Durbin amendment.

Hancock’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited. Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those expressed in Hancock’s forward-looking statements include, but are not limited to, those risk factors outlined in Hancock’s public filings with the Securities and Exchange Commission, which are available at the SEC’s internet site (http://www.sec.gov).

You are cautioned not to place undue reliance on these forward-looking statements. Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

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Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)

	Three Months Ended			Six Months Ended
	6/30/2012	3/31/2012	06/30/011	6/30/2012	6/30/2011
Per Common Share Data

Earnings per share:
Basic	$0.46	$0.22	$0.22	$0.68	$0.59
Diluted	$0.46	$0.21	$0.22	$0.67	$0.59
Operating earnings per share: (a)
Basic	$0.55	$0.48	$0.48	$1.03	$0.93
Diluted	$0.55	$0.47	$0.48	$1.02	$0.93
Cash dividends per share	$0.24	$0.24	$0.24	$0.48	$0.48
Book value per share (period-end)	$28.30	$28.02	$28.18	$28.30	$28.18
Tangible book value per share (period-end)	$18.46	$17.99	$18.06	$18.46	$18.06
Weighted average number of shares:
Basic	84,751	84,741	54,890	84,742	46,160
Diluted	85,500	85,442	55,035	85,467	46,310
Period-end number of shares	84,774	84,770	84,694	84,774	84,694
Market data:
High sales price	$36.56	$36.73	$34.57	$36.73	$35.68
Low sales price	$27.96	$31.56	$30.04	$27.96	$30.04
Period end closing price	$30.44	$35.51	$30.98	$30.44	$30.98
Trading volume	39,310	32,423	32,122	71,733	58,064

Other Period-end Data

FTE headcount	4,456	4,601	4,911	4,456	4,911
Tangible common equity	$1,565,029	$1,524,985	$1,529,955	$1,565,029	$1,529,955
Tier I capital	$1,549,018	$1,513,485	$1,468,175	$1,549,018	$1,468,175
Goodwill and indefinite lived assets	$628,877	$647,216	$622,929	$628,877	$622,929
Amortizing intangibles	$205,249	$202,772	$233,121	$205,249	$233,121

Performance Ratios

Return on average assets	0.83%	0.39%	0.42%	0.61%	0.56%
Return on average assets (operating) (a)	1.00%	0.85%	0.92%	0.92%	0.87%
Return on average common equity	6.62%	3.13%	3.32%	4.88%	4.72%
Return on average common equity (operating) (a)	7.93%	6.86%	7.30%	7.40%	7.40%
Tangible common equity ratio	8.72%	8.27%	8.09%	8.72%	8.09%
Earning asset yield (TE)	4.80%	4.81%	4.77%	4.80%	4.81%
Total cost of funds	0.32%	0.38%	0.66%	0.35%	0.76%
Net interest margin (TE)	4.48%	4.43%	4.11%	4.45%	4.05%
Noninterest expense as a percent of total revenue (TE) before amortization of purchased intangibles and securities transactions and merger expenses	65.67%	67.81%	65.62%	66.73%	66.68%
Allowance for loan losses as a percent of period-end loans	1.27%	1.28%	1.00%	1.27%	1.00%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	104.78%	105.37%	85.22%	104.78%	85.22%
Average loan/deposit ratio	73.51%	73.10%	72.51%	73.30%	72.46%
Noninterest income excluding securities transactions as a percent of total revenue (TE)	26.06%	25.54%	31.43%	25.81%	32.05%

(a)	Excludes tax-effected merger related expenses and securities transactions. Management believes that this is a useful financial measure because it enables investors to assess ongoing operations.

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Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	6/30/2012	3/31/2012	06/30/011	6/30/2012	6/30/2011
Asset Quality Information
Non-accrual loans (b)	$113,384	$111,378	$109,234	$113,384	$109,234
Restructured loans (c)	19,518	19,926	18,606	19,518	18,606

Total non-performing loans	132,902	131,304	127,840	132,902	127,840
ORE and foreclosed assets	138,118	156,332	130,320	138,118	130,320

Total non-performing assets	$271,020	$287,636	$258,160	$271,020	$258,160

Non-performing assets as a percent of loans, ORE and foreclosed assets	2.42%	2.55%	2.27%	2.42%	2.27%
Accruing loans 90 days past due (b)	$1,443	$3,780	$4,057	$1,443	$4,057
Accruing loans 90 days past due as a percent of loans	0.01%	0.03%	0.04%	0.01%	0.04%
Non-performing assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	2.43%	2.58%	2.30%	2.43%	2.30%
Net charge-offs—non-covered	$10,211	$7,054	$8,241	$17,265	$14,683
Net charge-offs—covered	3,499	15,790	—	$19,289	375
Net charge-offs—non-covered as a percent of average loans	0.37%	0.25%	0.49%	0.31%	0.51%
Allowance for loan losses	$140,768	$142,337	$112,407	$140,768	$112,407
Allowance for loan losses as a percent of period-end loans	1.27%	1.28%	1.00%	1.27%	1.00%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	104.78%	105.37%	85.22%	104.78%	85.22%
Provision for loan losses	$8,025	$10,015	$9,144	$18,040	$17,966

Allowance for Loan Losses
Beginning Balance	$142,337	$124,881	$94,356	$124,881	$81,997
Provision for loan losses before FDIC benefit—covered loans	5,146	31,879	18,049	37,025	28,948
Benefit attributable to FDIC loss share agreement	(4,116)	(30,285)	(17,148)	(34,401)	(27,502)
Provision for loan losses—non-covered loans	6,995	8,421	8,243	15,416	16,520

Net provision for loan losses	8,025	10,015	9,144	18,040	17,966

Increase in indemnification asset	4,116	30,285	17,148	34,401	27,502
Charge-offs—non-covered	12,711	9,666	12,993	22,377	21,697
Charge-offs—covered	3,499	15,790	—	19,289	375
Recoveries—non-covered	(2,500)	(2,612)	(4,752)	(5,112)	(7,014)

Net charge-offs	13,710	22,844	8,241	36,554	15,058

Ending Balance	$140,768	$142,337	$112,407	$140,768	$112,407

Net Charge-off Information
Net charge-offs—non-covered:
Commercial/real estate loans	$5,627	$4,278	$5,210	$9,906	$9,390
Residential mortgage loans	1,846	721	1,001	2,567	1,372
Consumer loans	2,738	2,055	2,030	4,792	3,921

Total net charge-offs—non-covered	$10,211	$7,054	$8,241	$17,265	$14,683

Average loans:
Commercial/real estate loans	$7,946,781	$8,017,691	$4,564,701	$7,982,217	$3,836,050
Residential mortgage loans	1,548,803	1,549,131	864,768	1,548,945	759,543
Consumer loans	1,644,532	1,626,052	1,249,168	1,635,334	1,192,547

Total average loans	$11,140,116	$11,192,874	$6,678,637	$11,166,496	$5,788,140

Net charge-offs—non-covered to average loans:
Commercial/real estate loans	0.28%	0.21%	0.46%	0.25%	0.49%
Residential mortgage loans	0.48%	0.19%	0.46%	0.33%	0.36%
Consumer loans	0.67%	0.51%	0.65%	0.59%	0.66%

Total net charge-offs—non-covered to average loans	0.37%	0.25%	0.49%	0.31%	0.51%

(b)	Non-accrual loans and accruing loans past due 90 days or more do not include acquired credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.
(c)	Included in restructured loans are $9.7 million, $5.2 million, and $8.4 million in non-accrual loans at 6/30/12, 3/31/12, and 6/30/11, respectively. Total excludes acquired credit-impaired loans.

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Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	6/30/2012	3/31/2012	06/30/011	6/30/2012	6/30/2011
Income Statement

Interest income	$190,489	$191,716	$115,477	$382,205	$198,010
Interest income (TE)	193,323	194,665	118,335	387,988	203,740
Interest expense	13,030	15,428	16,418	28,458	32,187

Net interest income (TE)	180,293	179,237	101,917	359,530	171,553
Provision for loan losses	8,025	10,015	9,144	18,040	17,966
Noninterest income excluding securities transactions	63,552	61,494	46,715	125,046	80,899
Securities transactions gains/(losses)	—	12	(36)	12	(87)
Noninterest expense	179,972	205,463	121,366	385,435	194,385

Income before income taxes	53,014	22,316	15,228	75,330	34,284
Income tax expense	13,710	3,821	3,140	17,531	6,868

Net income	$39,304	$18,495	$12,088	$57,799	$27,416

Merger-related expenses	11,913	33,913	22,219	45,827	23,808
Securities transactions gains/(losses)	—	12	(36)	12	(87)
Taxes on adjustments	4,170	11,865	7,789	16,035	8,364

Operating income (d)	$47,047	$40,531	$26,554	$87,579	$42,947

Difference between interest income and interest income (TE)	$2,834	$2,949	$2,858	$5,783	$5,730
Provision for loan losses	8,025	10,015	9,144	18,040	17,966
Merger-related expenses	11,913	33,913	22,219	45,827	23,808
Less securities transactions gains/(losses)	—	12	(36)	12	(87)
Income tax expense	13,710	3,821	3,140	17,531	6,868

Pre-tax, pre-provision profit (PTPP) (e)	$75,786	$69,181	$49,485	$144,968	$81,875

Noninterest Income and Noninterest Expense

Service charges on deposit accounts	$20,907	$16,274	$12,343	$37,182	$21,887
Trust fees	7,983	8,738	5,301	16,721	9,292
Bank card fees	8,075	8,464	5,968	16,539	9,478
Insurance fees	4,581	3,477	4,628	8,058	7,878
Investment & annuity fees	4,607	4,415	3,267	9,022	6,400
ATM fees	4,844	4,334	3,290	9,177	6,021
Secondary mortgage market operations	3,015	4,002	1,877	7,017	3,444
Accretion of indemnification asset	2,000	3,000	5,450	5,000	8,494
Other income	7,540	8,790	4,591	16,330	8,005

Noninterest income excluding securities transactions	$63,552	$61,494	$46,715	$125,046	$80,899
Securities transactions gains/(losses)	—	12	(36)	12	(87)

Total noninterest income including securities transactions	$63,552	$61,506	$46,679	$125,058	$80,812

Personnel expense	$89,329	$91,871	$53,511	$181,200	$91,335
Occupancy expense (net)	13,603	14,401	8,705	28,005	14,615
Equipment expense	5,924	5,877	3,599	11,800	6,408
Other operating expense	51,281	51,097	31,711	102,377	55,984
Amortization of intangibles	7,922	8,304	1,621	16,226	2,235
Merger-related expenses	11,913	33,913	22,219	45,827	23,808

Total noninterest expense	$179,972	$205,463	$121,366	$385,435	$194,385

(d)	Net income less tax-effected merger costs and securities gains/losses. Management believes that this is a useful financial measure because it enables investors to assess ongoing operations.
(e)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense, merger items, and securities transactions. Management believes that PTPP profit is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

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Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	6/30/2012	3/31/2012	06/30/011	6/30/2012	6/30/2011
Period-end Balance Sheet
Commercial non-real estate loans	$3,890,489	$3,754,592	$3,621,131	$3,890,489	$3,621,131
Construction and land development loans	1,167,496	1,285,214	1,371,351	1,167,496	1,371,351
Commercial real estate loans	2,830,530	2,952,569	3,241,037	2,830,530	3,241,037
Residential mortgage loans	1,519,711	1,511,349	1,443,817	1,519,711	1,443,817
Consumer loans	1,669,920	1,626,549	1,571,717	1,669,920	1,571,717

Total loans	11,078,146	11,130,273	11,249,053	11,078,146	11,249,053

Loans held for sale	44,918	42,484	67,081	44,918	67,081
Securities	4,320,457	4,393,845	4,573,973	4,320,457	4,573,973
Short-term investments	650,470	1,008,505	977,060	650,470	977,060

Earning assets	16,093,991	16,575,107	16,867,167	16,093,991	16,867,167

Allowance for loan losses	(140,768)	(142,337)	(112,407)	(140,768)	(112,407)
Other assets	2,825,484	2,858,327	3,002,785	2,825,484	3,002,785

Total assets	$18,778,707	$19,291,097	$19,757,545	$18,778,707	$19,757,545

Noninterest bearing deposits	$5,040,484	$5,242,973	$4,852,440	$5,040,484	$4,852,440
Interest bearing transaction and savings deposits	5,876,843	5,995,622	5,586,151	5,876,843	5,586,151
Interest bearing public fund deposits	1,479,378	1,543,867	1,522,002	1,479,378	1,522,002
Time deposits	2,534,115	2,650,305	3,627,316	2,534,115	3,627,316

Total interest bearing deposits	9,890,336	10,189,794	10,735,469	9,890,336	10,735,469

Total deposits	14,930,820	15,432,767	15,587,909	14,930,820	15,587,909
Other borrowed funds	1,193,021	1,210,561	1,290,875	1,193,021	1,290,875
Other liabilities	255,504	272,566	492,448	255,504	492,448
Common shareholders' equity	2,399,362	2,375,203	2,386,313	2,399,362	2,386,313

Total liabilities & common equity	$18,778,707	$19,291,097	$19,757,545	$18,778,707	$19,757,545

Capital Ratios
Common shareholders' equity	$2,399,362	$2,375,203	$2,386,313	$2,399,362	$2,386,313
Tier 1 capital	1,549,018	1,513,485	1,468,175	1,549,018	1,468,175
Tangible common equity ratio	8.72%	8.27%	8.09%	8.72%	8.09%
Common equity (period-end) as a percent of total assets (period-end)	12.78%	12.31%	12.08%	12.78%	12.08%
Leverage (Tier 1) ratio	8.62%	8.27%	13.77%	8.62%	13.77%
Tier 1 risk-based capital ratio (f)	11.98%	11.53%	11.05%	11.98%	11.05%
Total risk-based capital ratio (f)	14.00%	13.78%	12.80%	14.00%	12.80%

(f)	= estimated for most recent period end

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Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	6/30/2012	3/31/2012	06/30/011	6/30/2012	6/30/2011
Average Balance Sheet
Commercial non-real estate loans	$3,872,026	$3,780,412	$1,809,992	$3,826,584	$1,433,504
Construction and land development loans	1,235,612	1,267,192	830,931	1,251,362	735,013
Commercial real estate loans	2,839,143	2,970,087	1,923,778	2,904,271	1,667,533
Residential mortgage loans	1,548,803	1,549,131	864,768	1,548,945	759,543
Consumer loans	1,644,532	1,626,052	1,249,168	1,635,334	1,192,547

Total loans	11,140,116	11,192,874	6,678,637	11,166,496	5,788,140

Securities (g)	4,292,686	4,194,483	2,224,665	4,243,585	1,836,923
Short-term investments	733,489	852,843	1,028,067	793,166	886,203

Earning assets	16,166,291	16,240,200	9,931,369	16,203,247	8,511,266
Allowance for loan losses	(142,991)	(125,072)	(95,313)	(134,031)	(89,070)
Other assets	2,964,097	3,078,392	1,752,765	3,021,242	1,500,158

Total assets	$18,987,397	$19,193,520	$11,588,821	$19,090,458	$9,922,354

Noninterest bearing deposits	$5,149,898	$5,359,504	$2,231,775	$5,254,701	$1,691,126
Interest bearing transaction and savings deposits	5,881,673	5,625,963	3,080,497	5,753,817	2,558,005
Interest bearing public fund deposits	1,517,743	1,531,110	1,283,183	1,524,426	1,255,606
Time deposits	2,604,387	2,795,935	2,615,876	2,700,161	2,483,957

Total interest bearing deposits	10,003,803	9,953,008	6,979,556	9,978,404	6,297,568

Total deposits	15,153,701	15,312,512	9,211,331	15,233,105	7,988,694
Other borrowed funds	1,212,692	1,237,849	761,438	1,225,271	631,952
Other liabilities	233,539	268,255	157,500	250,897	130,914
Common shareholders' equity	2,387,465	2,374,904	1,458,552	2,381,185	1,170,794

Total liabilities & common equity	$18,987,397	$19,193,520	$11,588,821	$19,090,458	$9,922,354

(g)	Average securities does not include unrealized holding gains/losses on available for sale securities.

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Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)

Supplemental Asset Quality Information (excluding covered assets and acquired loans) [h]	6/30/2012	3/31/2012	6/30/2011
Non-accrual loans (i) (j)	$100,067	$100,192	$68,216
Restructured loans	19,518	19,926	18,606

Total non-performing loans	119,585	120,118	86,822
ORE and foreclosed assets (k)	93,339	107,804	104,975

Total non-performing assets	$212,924	$227,922	$191,797

Non-performing assets as a percent of loans, ORE and foreclosed assets	3.61%	4.10%	4.47%
Accruing loans 90 days past due	$1,443	$2,524	$2,504
Accruing loans 90 days past due as a percent of loans	0.02%	0.05%	0.06%
Non-performing assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	3.63%	4.15%	4.53%
Allowance for loan losses (l)	$81,376	$84,496	$83,160
Allowance for loan losses as a percent of period-end loans	1.40%	1.55%	1.99%
Allowance for loan losses to nonperforming loans + accruing loans
90 days past due	67.24%	68.90%	93.10%

(h)	Covered and acquired loans are considered to be performing due to the application of the accretion method under acquisition accounting. Acquired loans are recorded at fair value with no allowance brought forward in accordance with acquisition accounting. Certain acquired loans and foreclosed assets are also covered under FDIC loss sharing agreements, which provide considerable protection against credit risk. Due to the protection of loss sharing agreements and impact of acquisition accounting, management has excluded acquired loans and covered assets from this table to provide for improved comparability to prior periods and better perspective into asset quality trends.
(i)	Excludes acquired covered loans not accounted for under the accretion method of $6,174, $9,377, and $39,514.
(j)	Excludes non-covered acquired performing loans at fair value accounted for under the accretion method of $7,143, $1,809, and $1,504.
(k)	Excludes covered foreclosed assets of $44,779, $48,528, and $25,345.
(l)	Excludes allowance for loan losses recorded on covered acquired loans of $59,392, $57,841, and $29,247.

	3/31/2012
	Originated Loans	Acquired Loans (m)	Covered Loans (n)	Total
Commercial non-real estate loans	$1,666,845	$2,045,474	$42,273	$3,754,592
Construction and land development loans	639,217	524,570	121,427	1,285,214
Commercial real estate loans	1,396,466	1,495,280	60,823	2,952,569
Residential mortgage loans	564,218	671,275	275,856	1,511,349
Consumer loans	1,184,261	308,883	133,405	1,626,549

Total loans	$5,451,007	$5,045,482	$633,784	$11,130,273

Change in loan balance from previous quarter	$563,277	($572,371)	($37,659)	($46,753)

	6/30/2012
	Originated Loans	Acquired Loans (m)	Covered Loans (n)	Total
Commercial non-real estate loans	$1,902,292	$1,948,226	$39,971	$3,890,489
Construction and land development loans	630,997	443,057	93,442	1,167,496
Commercial real estate loans	1,316,772	1,450,796	62,962	2,830,530
Residential mortgage loans	654,149	598,199	267,363	1,519,711
Consumer loans	1,306,648	239,276	123,996	1,669,920

Total loans	$5,810,858	$4,679,554	$587,734	$11,078,146

Change in loan balance from previous quarter	$359,851	($365,928)	($46,050)	($52,127)

(m)	Loans which have been acquired and no allowance brought forward in accordance with acquisition accounting.
(n)	Loans which are covered by loss sharing agreements with the FDIC providing considerable protection against credit risk.

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Hancock Holding Company Average Balance and Net Interest Margin Summary
(amounts in thousands) (unaudited)

	Three Months Ended
	6/30/2012			3/31/2012			6/30/2011
	Interest	Volume	Rate	Interest	Volume	Rate	Interest	Volume	Rate
Average Earning Assets
Commercial & real estate loans (TE)	$108,777	$7,946,781	5.50%	$112,509	$8,017,691	5.64%	$60,125	$4,564,701	5.28%
Residential mortgage loans	28,709	1,548,803	7.41%	26,422	1,549,131	6.82%	14,839	864,768	6.87%
Consumer loans	28,372	1,644,532	6.92%	28,562	1,626,052	7.05%	21,628	1,249,168	6.94%
Loan fees & late charges	1,548	—	0.00%	799	—	0.00%	234	—	0.00%

Total loans (TE)	167,406	11,140,116	6.04%	168,292	11,192,874	6.04%	96,826	6,678,637	5.81%
US treasury securities	2	150	4.66%	2	150	4.67%	13	10,802	0.47%
US agency securities	736	141,999	2.07%	1,262	219,287	2.30%	1,468	315,300	1.86%
CMOs	7,983	1,578,438	2.02%	6,783	1,361,132	1.99%	3,276	398,863	3.29%
Mortgage backed securities	13,921	2,296,126	2.43%	14,406	2,321,703	2.48%	13,233	1,251,563	4.23%
Municipals (TE)	2,741	266,661	4.11%	3,267	284,113	4.60%	2,728	211,301	5.16%
Other securities	65	9,312	2.79%	126	8,098	6.21%	275	36,836	2.99%

Total securities (TE) (o)	25,448	4,292,686	2.37%	25,846	4,194,483	2.46%	20,993	2,224,665	3.77%
Total short-term investments	469	733,489	0.26%	527	852,843	0.25%	516	1,028,067	0.20%
Average earning assets yield (TE)	193,323	$16,166,291	4.80%	$194,665	$16,240,200	4.81%	$118,335	$9,931,369	4.77%
Interest-bearing Liabilities
Interest-bearing transaction and savings deposits	1,764	5,881,673	0.12%	2,181	5,625,963	0.16%	1,531	3,080,497	0.20%
Time deposits	5,018	2,604,387	0.77%	6,889	2,795,935	0.99%	10,631	2,615,876	1.63%
Public Funds	1,090	1,517,743	0.29%	1,192	1,531,110	0.31%	1,409	1,283,183	0.44%

Total interest bearing deposits	7,872	10,003,803	0.32%	10,262	9,953,008	0.41%	13,571	6,979,556	0.78%
Total borrowings	5,158	1,212,692	1.71%	5,165	1,237,849	1.68%	2,847	761,438	1.50%
Total interest bearing liabilities cost	$13,030	$11,216,495	0.47%	$15,427	$11,190,857	0.55%	$16,418	$7,740,994	0.85%
Net interest-free funding sources		4,949,796			5,049,343			2,190,375
Total Cost of Funds	$13,030	$16,166,291	0.32%	$15,427	$16,240,200	0.38%	$16,418	$9,931,369	0.66%
Net Interest Spread (TE)	$180,293		4.33%	$179,238		4.26%	$101,917		3.92%
Net Interest Margin (TE)	$180,293	$16,166,291	4.48%	$179,238	$16,240,200	4.43%	$101,917	$9,931,369	4.11%

(o)	Average securities does not include unrealized holding gains/losses on available for sale securities.

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Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

	Six Months Ended
	6/30/2012			6/30/2011
	Interest	Volume	Rate	Interest	Volume	Rate
Average Earning Assets
Commercial & real estate loans (TE)	$221,285	$7,982,217	5.57%	$100,393	$3,836,050	5.27%
Residential mortgage loans	55,132	1,548,945	7.12%	25,663	759,543	6.76%
Consumer loans	56,934	1,635,334	6.98%	40,802	1,192,547	6.90%
Loan fees & late charges	2,347	—	0.00%	174	—	0.00%

Total loans (TE)	335,698	11,166,496	6.04%	167,032	5,788,140	5.81%
US treasury securities	3	150	4.67%	25	10,800	0.47%
US agency securities	1,998	180,643	2.21%	2,238	244,104	1.83%
CMOs	14,766	1,469,785	2.01%	6,294	375,175	3.36%
Mortgage backed securities	28,327	2,308,915	2.45%	21,406	984,159	4.35%
Municipals (TE)	6,009	275,387	4.36%	5,407	195,192	5.54%
Other securities	191	8,705	4.38%	523	27,493	3.81%

Total securities (TE) (o)	51,294	4,243,585	2.42%	35,893	1,836,923	3.91%

Total short-term investments	996	793,166	0.25%	815	886,203	0.19%

Average earning assets yield (TE)	$387,988	$16,203,247	4.80%	$203,740	$8,511,266	4.81%

Interest-Bearing Liabilities
Interest-bearing transaction deposits	$3,946	$5,753,817	0.14%	$3,126	$2,558,005	0.25%
Time deposits	11,906	2,700,161	0.88%	21,451	2,483,957	1.74%
Public Funds	2,283	1,524,426	0.30%	3,001	1,255,606	0.48%

Total interest bearing deposits	$18,135	$9,978,404	0.36%	$27,578	$6,297,568	0.88%

Total borrowings	10,323	1,225,271	1.69%	4,608	631,952	1.47%

Total interest bearing liabilities cost	$28,458	$11,203,675	0.51%	$32,187	$6,929,520	0.94%

Net interest-free funding sources		4,999,572			1,581,746

Total Cost of Funds	$28,458	$16,203,247	0.35%	$32,187	$8,511,266	0.76%

Net Interest Spread (TE)	$359,530		4.30%	$171,553		3.87%

Net Interest Margin (TE)	$359,530	$16,203,247	4.45%	$171,553	$8,511,266	4.05%

(o)	Average securities does not include unrealized holding gains/losses on available for sale securities.